EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Gilder Enterprises, Inc.
Vancouver, Canada

We hereby consent to the use in the Prospectus constituting a part of this SB-2 Registration Statement of our report dated July 19, 2004 relating to the consolidated financial statements of Gilder Enterprises, Inc. ("the Company"), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO DUNWOODY LLP
BDO DUNWOODY LLP

Vancouver, Canada
September 2, 2004